EXHIBIT 4.7
                             RESTRICTION ON TRANSFER


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS, AND CANNOT BE RESOLD UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND SUCH LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                     WARRANT
                      To purchase shares of Common Stock of
                                  eGlobe, Inc.


                 1. Grant of Warrant. This is to certify that, for value received, ____________________________ (the "Holder") is entitled to purchase, subject to and in compliance with the provisions of this Warrant, from eGlobe, Inc., a Delaware corporation ("eGlobe"), an aggregate of __________ shares (the "Initial Number") [the Initial Numbers will add up to 1,250,000 shares] of Common Stock (as defined below) of eGlobe, as the Initial Number will be adjusted following the Adjustment Date (as defined below), at a purchase price per share equal to $.001 (the "Exercise Price"). The Initial Number, as adjusted, and the Exercise Price are subject to adjustment as provided below.

                  2. Term. This Warrant may be exercised, subject to and in compliance with the provisions of this Warrant, in whole at any time or from time to time during the period commencing on the Adjustment Date (provided, that if the Determination Date (as defined below) has not occurred by the time the Holder seeks to exercise this Warrant, eGlobe may postpone any exercise until the Determination Date, but then shall take appropriate steps to put the Holder in the same economic position as if the Common Stock issuable upon exercise of this Warrant had been issued on the date of attempted exercise and such Common Stock held until the Determination Date), and ending on the date that is 30 days after the Determination Date.

                  3. Adjustments.

                  (i) Determination Date Adjustment Formula. On the Determination Date, the Initial Number shall be multiplied by the applicable Target Achievement Percentage (as defined in the Side Letter). The Initial Number, as so adjusted, is referred to herein as the "Adjusted Number." If the "Target Achievement Percentage" equals zero (0), this Warrant shall not become exercisable, and shall terminate in its entirety.



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                  (ii)  Adjustment  for Stock  Splits and  Combinations,  Common
Stock Dividends and Distributions. If eGlobe shall at any time or from time to time after the date of the initial issuance of this Warrant (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Adjusted Number in effect immediately before that subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased. Conversely, if eGlobe shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Adjusted Number in effect immediately before the combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any adjustment under this Section 3(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  If eGlobe at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Adjusted Number in effect immediately before that issuance shall be proportionately increased and the Exercise Price shall be proportionately decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Adjusted Number then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and by multiplying the Exercise Price then in effect by the inverse of such fraction; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Adjusted Number and the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Adjusted Number and the Exercise Price shall be adjusted pursuant to this Section 3(ii) to reflect the actual payment of such dividend or distribution.

                  (iii)  Reorganizations,  Mergers or Consolidations.  If at any
time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of eGlobe to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled in connection with such transaction, subject to adjustment in respect of

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

such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after such transaction to the end that the provisions of this Section 3 (including adjustment of the Adjusted Number and the Exercise Price then in effect) shall be applicable after that event and be as nearly equivalent as practicable. In the case of any reorganization, merger or consolidation in which eGlobe is not the surviving entity, eGlobe shall not consummate the transaction unless the entity surviving such transaction assumes all of eGlobe's obligations hereunder.

                  If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 3), in any such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock for which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                  (iii)    Notices.

                            (I) Immediately  upon  determination of the Adjusted
Number, and any further adjustment of the Adjusted Number and the Exercise Price, eGlobe shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                            (II)  Upon (A) any  taking  by eGlobe of a record of
the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (B) any reorganization, any reclassification or recapitalization of the capital stock of eGlobe, any merger or consolidation of eGlobe with or into any other corporation, or any Liquidation, eGlobe shall mail to the Holder at least twenty (20) days prior to the record date specified therein a notice specifying
(1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger or Liquidation is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property

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

deliverable upon such reorganization, reclassification, transfer, consolidation, merger or Liquidation.

                  4. Definitions.

                  "Adjustment Date" means September 30, 2000 if the Target Achievement Percentage as of such date is 100%, otherwise December 31, 2000.

                  "Closing Price" of each share of Common Stock or other security means the composite closing price of the sales of the Common Stock or such other security on all securities exchanges on which such security may at the time be listed (as reported in The Wall Street Journal), or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices of the Common Stock or such other security on all such exchanges at the end of such day, or, if such security is not so listed, the closing price (or last price, if applicable) of sales of the Common Stock or such other security in the Nasdaq National Market (as reported in The Wall Street Journal) on such day, or if such security is not quoted in the Nasdaq National Market but is traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

                  "Common Stock" means, collectively, eGlobe's common stock, par value $.001 per share; and if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than eGlobe or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean the shares of the security issuable upon exercise of this Warrant if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Determination  Date" means the date (following the Adjustment
Date) on which eGlobe has determined the Adjusted Number as of the Adjustment Date and mailed written notice thereof to the Holder.

                  "IDX" means IDX International, Inc., a Virginia corporation.

                  "Liquidation" means the liquidation, dissolution or winding up of eGlobe, whether voluntary or involuntary; provided, however, that neither the consolidation or merger of eGlobe into or with any other entity or entities, nor the sale or transfer by eGlobe of all or any part of its assets, nor the reduction of the capital stock of eGlobe, shall be deemed to be a Liquidation.

                  "Market Price" means (i) if the Common Stock is listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the period of 15 consecutive trading days consisting of the day as of which the Market Price is being determined and the 14 consecutive

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

trading days prior to such day (the "Pricing Period"), the Closing Price of the Common Stock averaged over the 15 consecutive trading days constituting the Pricing Period, or (ii) if the Common Stock is not listed on any securities exchange, quoted in the Nasdaq National Market, or quoted in the over-the-counter market throughout the Pricing Period, the fair value of the Common Stock determined by agreement between eGlobe and the Holder or, if they are unable to reach agreement within a reasonable period of time, the fair value of the Common Stock as determined by an independent appraiser selected by eGlobe (which appraiser may be eGlobe's investment banker, and the fees and expenses of such appraiser shall be borne by eGlobe), which determination shall be final and binding upon eGlobe and the Holder.

                  "Side Letter" means the side letter dated as of July __, 1999 by and among eGlobe and certain former stockholders of IDX.

                  5. Exercise Procedures.

                  (i) In order to exercise this Warrant, the Holder shall send a written notice of exercise to eGlobe on any business day at eGlobe's principal office, addressed to the attention of the Secretary of eGlobe, which notice shall specify the number of shares for which this Warrant is being exercised. Payment of the Exercise Price for the shares of eGlobe Common Stock purchased pursuant to the exercise of this Warrant shall be made as provided in Section 5(ii). If the person or entity exercising this Warrant is not the Holder, such person or entity shall also deliver, with the notice of exercise, appropriate proof of the right of such person or entity to exercise this Warrant. An attempt to exercise this Warrant granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of this Warrant as provided for above, eGlobe shall deliver to the person exercising this Warrant a certificate or certificates for the shares of eGlobe Common Stock being purchased. In the event this Warrant is exercised in part only, eGlobe shall, upon surrender of this Warrant for cancellation, execute and deliver to the Holder a new Warrant of like tenor evidencing the right of the Holder to purchase the balance of the shares of eGlobe Common Stock subject to purchase hereunder. Such stock certificate or certificates shall be appropriately legended to the extent required by federal or state securities laws. All shares of eGlobe Common Stock issued upon exercise of this Warrant shall be duly authorized and validly issued, fully paid and nonassessable.

                  (ii) The Exercise Price to be paid upon any exercise of this Warrant shall be paid by reducing the number of shares of Common Stock otherwise issuable pursuant to the election to purchase. The number of shares of Common Stock to be issued to the Holder as a result of an exercise of this Warrant will therefore equal the number of shares of Common Stock otherwise issuable pursuant to the election to purchase multiplied by the following fraction:

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

               (Market Price per share - Exercise Price per share)
               ---------------------------------------------------
                                    Market Price per share

                  6. Transferability. This Warrant may not be transferred by the Holder in whole or in part without the prior written consent of eGlobe.

                  7. Reservation of Shares. eGlobe shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall from time to time be sufficient to effect the full exercise of this Warrant. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all then-outstanding shares of this Warrant, eGlobe will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  8. Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. All shares of Common Stock
(including fractions thereof) issuable upon more than one exercise of this Warrant by the Holder thereof shall be aggregated for purposes of determination whether the exercise would result in the issuance of any fractional share. If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, eGlobe shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of exercise.

                  9. General Restrictions. eGlobe shall not be required to issue any shares of eGlobe Common Stock under this Warrant if the issuance of such shares would constitute a violation by eGlobe of any provision of any law or regulation of any governmental authority, including without limitation, compliance with the registration or qualification requirement of applicable federal and state securities laws or regulations. If at any time eGlobe shall determine, based upon a written opinion of securities counsel, that the registration or qualification of any shares subject to this Warrant under any applicable state or federal law is necessary as a condition of, or in connection with, the issuance of shares, this Warrant may not be exercised in whole or in part unless such registration or qualification shall have been effected or obtained free of any conditions not reasonably acceptable to eGlobe, and any delay caused thereby shall in no way affect the date of termination of this Warrant. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act"), unless a registration statement under the Securities Act is in effect with respect to the shares of eGlobe Common Stock covered by this Warrant, eGlobe shall not be required to issue such shares

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

unless the Board of Directors of eGlobe has received evidence reasonably satisfactory to it that the holder of this Warrant may acquire such shares pursuant to an exemption from registration under the Securities Act. eGlobe's only obligation to register any securities covered hereby pursuant to the Securities Act is set forth in the Side Letter. As to any jurisdiction that expressly imposes the requirement that this Warrant shall not be exercisable unless and until the shares of eGlobe Common Stock covered by this Warrant are registered or are subject to an available exemption from registration, the exercise of this Warrant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                  10. Divisibility; Combination. This Warrant may, at the option of the Holder, without expense, be divided into or combined with other Warrants for eGlobe Common Stock which carry the same rights. Upon surrender of this Warrant and any such other Warrant to eGlobe together with a written notice signed by the Holder and specifying the denominations for not less than 1,000 shares of eGlobe Common Stock in which new Warrants are to be issued, eGlobe shall execute and deliver new Warrants, as requested entitling the Holder to purchase in the aggregate the same number of shares of eGlobe Common Stock purchasable hereunder and under any such other Warrants. The term "Warrant" as used herein includes any Warrant into which this Warrant may be divided or combined.

                  11. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent federal law may be applicable.

                  12. Payment of Taxes. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by eGlobe in connection with such exercise and the related issuance of shares of Common Stock.

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


                 IN WITNESS WHEREOF, eGlobe has caused this Warrant to be duly executed on the day and year set forth below.

DATED:         __________ __, 1999


[SEAL]                                  eGLOBE, INC.

ATTEST:

                                        By
---------------------------------          -------------------------------------
                                        Its
                                           -------------------------------------





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